Exhibit 99.1

Barnes
860.583.7070 | info@onebarnes.com
onebarnes.com

BARNES ANNOUNCES UPDATE TO BOARD OF DIRECTORS

Announces Planned Retirements of Chairman Thomas O. Barnes and Lead Independent
Director Mylle H. Mangum, and appointment of Richard Hipple as Chair Elect

Appoints Irenic Capital Management Co-Founder Adam Katz to the Board

Enters into Cooperation Agreement with Irenic Capital Management

March 5, 2024

BRISTOL, Conn., — Barnes Group Inc. (NYSE: B), a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, today announced the planned retirements of Chairman Thomas O. Barnes and Lead Independent Director Mylle H. Mangum, consistent with the Company’s corporate governance retirement policy, effective at the Company’s Annual Meeting of Stockholders in May 2024. Mr. Barnes will become Chairman Emeritus and continue to lead the Barnes Foundation following his retirement from the Board. The company also announced that the Board of Directors has selected Richard J. Hipple as Chair Elect, reflecting its intention to appoint Mr. Hipple Chair of the Board of Directors effective immediately after the 2024 Annual Meeting of Stockholders, subject to his re-election by the stockholders.

In addition, the Company announced that it entered into a cooperation agreement with Irenic Capital Management (together with its affiliates, “Irenic”), pursuant to which the Board of Directors appointed Adam Katz, co-founder and Chief Investment Officer of Irenic Capital Management, to serve on its Board of Directors, effective immediately, and is engaging Larry Lawson, former CEO of Spirit AeroSystems Holdings, Inc., to serve as a Special Advisor to the Board of Directors and Barnes’s senior management team.  Barnes will also work with Irenic to identify an additional mutually agreed upon independent director to appoint to the Board of Directors.

Thomas O. Barnes, Chairman of the Board, said “It has been an honor to serve the company my family founded in 1857. Since our launch as a public company in 1946, we have endeavored to be an industry leader in the markets we serve and deliver value to all our stakeholders – our customers, our employees, our partners, and our shareholders – as well as support the communities in which we operate. Over my 45 years in leadership roles, I have had the humble opportunity to work with thousands of talented, capable, and dedicated people, especially those in our facilities around the world. Words cannot describe my appreciation. Looking forward, I am excited about the future of Barnes as we continue to execute our transformation strategy.”

Barnes continued, “I want to recognize Mylle, a long-time director and my esteemed colleague, for her tireless dedication and meaningful contributions to Barnes over her 21-year tenure. Her energy, passion for our people, and impact has been profound. On behalf of the Board and the entire Barnes team, I want to thank Mylle for her service and wish her all the best going forward.”

123 Main Street, Bristol, CT 06010-6376

Barnes added, “I am delighted that the Board has selected Dick as my successor as Chair of our Board of Directors. Dick brings a wealth of management and board experience to our Board and has been an insightful and collegial presence in our boardroom. The Board will benefit from his leadership as the company continues to drive value for its stockholders.”

Thomas J. Hook, President and Chief Executive Officer commented, “On behalf of our entire organization, I want to publicly recognize and thank Tom for his decades of steadfast leadership, championing of our people, and meaningful community impact. It has been an honor to serve with Tom, and we salute and celebrate his immeasurable service to Barnes. We look forward to his continued contributions as Chairman Emeritus.”

Hook continued, “We also look forward to working with Adam and Larry, particularly as we drive our strategic processes to scale Aerospace, and integrate, consolidate, and rationalize Industrial. We expect that Adam will reinforce an investor’s perspective in our board deliberations, while Larry will provide valuable industry perspective as we expand our Aerospace business. We appreciate their enthusiasm for the Company and welcome their expertise and active participation in supporting shareholder value creation.”

Adam Katz, Irenic co-founder, said, “We appreciate the Board’s collaborative approach in reaching this outcome. Irenic invested in Barnes because we believe there is a significant opportunity to unlock shareholder value as the Company becomes more focused on Aerospace. I look forward to diving in immediately and getting to work alongside our fellow directors. Additionally, Larry’s track record of driving operational improvements and strong performance to enhance value is unparalleled in the Aerospace industry, and we are grateful to him for his willingness to serve as a Special Advisor to the Company.”

The Company has entered into a cooperation agreement with Irenic which contains customary standstill, voting, confidentiality, and other provisions. The cooperation agreement with Irenic will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

Wachtell, Lipton, Rosen & Katz is serving as legal advisor and BofA Securities is serving as financial advisor to Barnes. Joele Frank, Wilkinson Brimmer Katcher and Corbin Advisors are serving as investor relations advisors to Barnes.

Olshan Frome Wolosky LLP is serving as legal counsel to Irenic and LDG Advisory and Longacre Square Partners are advising Irenic.

Biographies

Adam J. Katz, age 38, currently serves as the Managing Member of Irenic Capital Management GP LLC, the general partner of Irenic Capital Management LP, an investment management firm. Mr. Katz has served as the Chief Investment Officer since he co-founded the firm in October 2021. Previously, Mr. Katz served as Associate Portfolio Manager for Elliott Management L.P., from December 2013 to September 2021. Since August 2023, he has served on the Board of Directors of Arconic Corporation, a manufacturer of lightweight metals with a focus on high-performance aluminum products that are used in aerospace, automotive, defense, and construction applications. Mr. Katz received an M.B.A. from Harvard Business School, where he was a Baker Scholar, a J.D. from Harvard Law School, and an A.B., magna cum laude with High Honors in Field, from Harvard University.

Larry A. Lawson, age 65, served as President, Chief Executive Officer and a member of the Board of Directors of Spirit AeroSystems Holdings, Inc. (“Spirit AeroSystems”) (NYSE: SPR), a manufacturer of aerostructures for commercial airplanes, defense platforms, and business/regional jets, from April 2013 until August 2016. Prior to joining Spirit AeroSystems, Mr. Lawson held various management positions at Lockheed Martin Corporation (“Lockheed Martin”) (NYSE: LMT), a global security and aerospace company. After retiring from Spirit AeroSystems, he served as Operating Partner of Advent International, a private equity firm, from March 2019 until March 2022. Since July 2022, Mr. Lawson has provided consulting services to Irenic Capital Management LP, an investment management firm. Mr. Lawson is an M.I.T Fellow, a Harvard Advanced Management Program graduate, and he has patents in advanced signal processing. Mr. Lawson holds a Master of Science in Electrical Engineering from the University of Missouri and a Bachelor of Science in Electrical Engineering from Lawrence Technological University.

About Barnes
Barnes Group Inc. (NYSE: B) leverages world-class manufacturing capabilities and market-leading engineering to develop advanced processes, automation solutions, and applied technologies for industries ranging from aerospace and medical & personal care to mobility and packaging. With a celebrated legacy of pioneering excellence, Barnes delivers exceptional value to customers through advanced manufacturing capabilities and cutting-edge industrial technologies. Barnes Aerospace specializes in the production and servicing of intricate fabricated and precision-machined components for both commercial and military turbine engines, nacelles, and airframes. Barnes Industrial excels in advancing the processing, control, and sustainability of engineered plastics and delivering innovative, custom-tailored solutions for industrial automation and metal forming applications. Established in 1857 and headquartered in Bristol, Connecticut, USA, the Company has manufacturing and support operations around the globe. For more information, please visit www.onebarnes.com.

About Irenic Capital Management
Irenic Capital Management LP is an investment management firm founded by Adam Katz and Andy Dodge. Based in New York City, Irenic works collaboratively with publicly traded companies to ensure operating activities, capital deployment and management incentives are all aligned to create value for the company and its owners. For more information about Irenic, please visit www.irenicmgmt.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "estimate," "project," "continue," "will," "should," "may," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties are addressed in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. The Company assumes no obligation to update our forward-looking statements.

Category: General

Investors:
Barnes Group Inc.
William Pitts
Vice President, Investor Relations
860.583.7070
ir@onebarnes.com